Exhibit 10.11

EXECUTION VERSION

GREAT BASIN SCIENTIFIC, INC.

SERIES D PREFERRED STOCK

AND WARRANT PURCHASE AGREEMENT

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5. Conditions of the Company’s Obligations at Closing	11
5.1 Representations and Warranties	11
5.2 Payment of Purchase Price	11
5.3 Qualifications	11
5.4 Investors’ Rights Agreement	11
5.5 Voting Agreement	11

6. Miscellaneous	11
6.1 Successors and Assigns	11
6.2 Governing Law	12
6.3 Counterparts	12
6.4 Titles and Subtitles	12
6.5 Notices	12
6.6 Expenses	12
6.7 Amendments and Waivers	12
6.8 Severability	12
6.9 Corporate Securities Law	13
6.10 Entire Agreement	13
6.11 Exculpation Among Investors	13
6.12 Attorneys’ Fees	13
6.13 Delays or Omissions	13

SCHEDULE 1	Schedule of Investors
SCHEDULE 2	Schedule of Exceptions

EXHIBIT A	Sixth Amended and Restated Certificate of Incorporation
EXHIBIT B	Third Amended and Restated Investors’ Rights Agreement
EXHIBIT C	Amended and Restated Voting Agreement
EXHIBIT D	Form of Class A Warrant
EXHIBIT E	Form of Class B Warrant

ii

GREAT BASIN SCIENTIFIC, INC.

AMENDED AND RESTATED

SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

THIS AMENDED AND RESTATED SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of the 30th day of July, 2014 by and among Great Basin Scientific, Inc., a Delaware corporation (the “Company”), and the investors, severally and not jointly, listed on Schedule 1 hereto, each of which is herein referred to as an “Investor.”

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Purchase and Sale of Stock and Warrants.

1.1 Sale and Issuance of Series D Preferred Stock and Warrants.

(a) The Company shall adopt and file with the Secretary of State of Delaware on or before the First Closing (as defined below) the Sixth Amended and Restated Certificate of Incorporation, in the form attached hereto as Exhibit A (the “Restated Certificate”).

(b) On or prior to the First Closing, the Company shall have authorized (i) the sale and issuance to the Investors of (A) up to 325,000,000 shares of the Company’s Series D Preferred Stock (the “Series D Preferred Stock”) (the “Shares”), (B) Class A Warrants (the “Class A Warrants”) to purchase up to 325,000,000 shares of Common Stock (as defined below) (the “Class A Warrant Shares”), with such Class A Warrants having the per share exercise price, exercise period and other terms and conditions set forth in the form of Class A Warrant attached as Exhibit D hereto, (C) Class B Warrants (the “Class B Warrants” and, together with the Class A Warrants the “Warrants” and, together with the Class A Warrants and the Shares, the “Securities”) to purchase up to 325,000,000 shares of Common Stock (the “Class B Warrant Shares” and, together with the Class A Warrant Shares, the “Warrant Shares”), with such Class B Warrants having the per share exercise price, exercise period and other terms and conditions set forth in the form of Class B Warrant attached as Exhibit E hereto, and (ii) the issuance of the Warrant Shares and the shares of Common Stock to be issued upon conversion of the Shares (together, the “Conversion Shares”). The Series D Preferred Stock and the Common Stock shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate.

(c) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing and the Company agrees to sell and issue to each Investor at the Closing (i) that number of shares of Series D Preferred Stock set forth opposite such Investor’s name on Schedule 1 hereto for the purchase price of $0.025 per share (the “Purchase Price”) and (ii) in further consideration of the Purchase Price, (A) a Class A Warrant to purchase the number of Class A Warrant Shares set forth in the column designated “Number of Class A Warrant Shares” opposite such Investor’s name on Schedule 1 hereto and (B) a Class B Warrant to purchase the number of Class B Warrant Shares set forth in the column designated “Number of Class B Warrant Shares” opposite such Investor’s name on Schedule I hereto.

1.2 Closings.

(a) The initial purchase and sale of the Securities shall take place at the offices of Dorsey & Whitney LLP, 136 So. Main Street, Suite 1000, Salt Lake City, Utah 84101 on the date hereof (which time and place are designated as the “First Closing”).

(b) Subject to the terms and conditions set forth in this Agreement, from time to time the Company may sell in one or more additional closings the remainder, if any, of the Securities authorized for sale hereunder but not sold and issued at the First Closing (each a “Subsequent Closing”). Any such sale shall be made upon the same terms and conditions as those set forth herein, and each Investor in a Subsequent Closing shall become a party to this Agreement (and Schedule 1 hereto shall be updated to include such Investor). The First Closing and each Subsequent Closing shall be deemed a “Closing” for purposes of this Agreement. Each Investor hereby waives any rights of first refusal and notice it may have in connection with the sale of the Securities to subsequent Investors hereunder. At each Closing, the Company will promptly issue the applicable Securities to such Investor.

(c) In connection with each Closing, each Investor participating in such Closing shall become a party to the Third Amended and Restated Investors’ Rights Agreement in the form attached hereto as Exhibit B (the “Investors’ Rights Agreement”) and the Amended and Restated Voting Agreement attached hereto as Exhibit C (the “Voting Agreement”). At each Closing the Company shall deliver to each Investor participating in such Closing (i) a certificate representing the Shares that such Investor purchased in such Closing, (ii) a Class A Warrant to purchase the number of Class A Warrant Shares that such Investor purchased in such Closing and (iii) a Class B Warrant to purchase the number of Class B Warrant Shares that such Investor purchased in such Closing, against payment of the purchase price therefor by check, wire transfer, cancellation of indebtedness, or any combination thereof. In the event that payment by an Investor is made, in whole or in part, by cancellation of indebtedness, then such Investor shall surrender to the Company for cancellation at the Closing any evidence of such indebtedness or shall execute an instrument of cancellation in form and substance acceptable to the Company.

2. Representations and Warranties of the Company. The Company hereby represents and warrants as to each Investor that, as of the date of the First Closing, except as set forth on a Schedule of Exceptions attached hereto as Schedule 2 (the “Schedule of Exceptions”).

2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on its business or properties.

2.2 Capitalization and Voting Rights. The authorized capital of the Company, immediately after the investment to be made by Hitachi Chemical Co., Ltd. and assuming the conversion of all outstanding convertible promissory notes as of the date hereof, will consist of:

(a) Preferred Stock. 754,357,858 shares of Preferred Stock, par value $0.001 (the “Preferred Stock”), 119,987,898 of which have been designated Series A Preferred Stock, 107,881,171 shares of which will be issued and outstanding; 59,465,350 of which have been designated Series B Preferred Stock, 59,465,350 shares of which will be issued and outstanding; 165,877,435 have been designated Series C Preferred Stock, 165,877,435 shares of which will be issued and outstanding; 84,027,175 of which have been designated Series C-1 Preferred Stock, 84,027,175 shares of which will be issued and outstanding; and 325,000,000 of which have been designated Series D Preferred Stock, 306,070,670 shares of which will be issued and outstanding. The rights, privileges and preferences of the Series D Preferred Stock will be as stated in the Restated Certificate.

(b) Common Stock. 1,800,000,000 shares of Common Stock, par value $0.001 (the “Common Stock”), 32,368,715 shares of which will be issued and outstanding.

(c) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the “Act”) and any relevant state securities laws, or pursuant to valid exemptions therefrom.

(d) Except as set forth in Schedule 2.2 of the Schedule of Exceptions and except for (i) the conversion privileges of the Series A Preferred Stock, Series B Preferred Stock, the Series C Preferred Stock and the Series C-1 Preferred Stock, (ii) the rights provided in Section 2.3 of an Investors’ Rights Agreement dated April 21, 2014, by and among the Company and the investors listed on Schedule A thereto, and (iii) outstanding options and warrants to purchase 941,513,455 shares of Common Stock, outstanding warrants to purchase 2,231,727 of Series A Preferred Stock and 7,422,662 of Series D Preferred Stock, there will not be any outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. Except as described herein or in a Voting Agreement dated April 21, 2014, by and among the Company and the investors listed on Schedule A thereto, the Company is not a party or subject to any agreement or understanding, and, to the best of the Company’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Voting Agreement and the Investors’ Rights Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Securities being sold hereunder and the

Common Stock issuable upon conversion of the Shares and the exercise of the Warrants has been taken or will be taken prior to the Closing, and this Agreement, the Warrants, the Investors’ Rights Agreement and the Voting Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, (iii) as limited by laws relating to the enforceability of voting agreements and arrangements, and (iv) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable state or federal laws.

2.5 Valid Issuance of Securities. The Securities that are being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement and the Investors’ Rights Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Shares and the exercise of the Warrants purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investors’ Rights Agreement and under applicable state and federal securities laws.

2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (a) the filing of the Restated Certificate with the Secretary of State of Delaware; and (b) filings as may be required pursuant to applicable state securities laws and Regulation D of the Act.

2.7 Offering. Subject in part to the truth and accuracy of each Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.8 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement, the Warrants, the Investors’ Rights Agreement, the Voting Agreement or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The Company is not a party or to its knowledge subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

2.9 Proprietary Information. Each current and former employee of the Company has executed a Proprietary Information and Inventions Agreement (and has not excluded any works or inventions from the assignment of inventions contained therein). Each current and former consultant of the Company has executed a consulting agreement providing for the assignment of inventions (and has not excluded any works or inventions from the assignment of inventions contained therein). The Company is not aware that any of its employees, officers or consultants is in violation thereof. To the Company’s knowledge, it will not be necessary to use any inventions of any of its current or former employees or consultants (or persons it intends to hire) made prior to or outside the scope of their employment by the Company or consulting relationship with the Company.

2.10 Patents and Trademarks. To its knowledge (but without having conducted any special investigation or patent or trademark search), the Company has sufficient title and ownership of or licenses to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others. Except as set forth in Section 2.10 of the Schedule of Exceptions, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity (other than the license of the Company’s trademarks and products in the ordinary course of business). To the Company’s knowledge, the Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business as proposed to be conducted.

2.11 Compliance with Laws and Other Instruments. To its knowledge, the Company is not in violation of any provision of any federal or state statute, rule or regulation applicable to the Company. The Company is not in violation or default of any provision of its Restated Certificate or Bylaws, or in any material respect of any lease, instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound. The execution, delivery and performance of this Agreement, the Warrants, the Investors’ Rights Agreement and the Voting Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such federal or state statute, rule or regulation, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

2.12 Agreements; Action.

(a) Except for this Agreement, the Warrants, the Investors’ Rights Agreement, the Voting Agreement or as set forth in Section 2.12 of the Schedule of Exceptions, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

(b) Except as set forth in Section 2.12 of the Schedule of Exceptions, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $25,000 or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than the license of the Company’s software and products in the ordinary course of business); (iii) provisions restricting or affecting the development, manufacture or distribution of the Company’s products or services; or (iv) indemnification by the Company with respect to infringements of third party intellectual property rights (other than in connection with the license of the Company’s technology and products in the ordinary course of business).

(c) Except as set forth in Section 2.12 of the Schedule of Exceptions, since January 1, 2010, the Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) except for convertible promissory notes, incurred any indebtedness for money borrowed or any other liabilities individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its technology and products in the ordinary course of business.

(d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

2.13 Related-Party Transactions. No employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract or other business relationship with the Company or is an employee or consultant of the Company.

2.14 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would not reasonably be expected to materially and adversely affect the business, properties, prospects, or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

2.15 Tax Returns and Payments. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company’s knowledge all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (i) that any of its tax returns, federal, state or other, have been or are being audited as of the date hereof; or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

2.16 Financial Statements. The Company has made available to each Investor its unaudited balance sheet as at December 31, 2013 and unaudited statement of income and cash flows for the 12 months ending December 31, 2013 (the “Statement Date”) (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and in good faith in accordance with the books and records of the Company and fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal recurring year-end audit adjustments.

2.17 Changes Since Statement Date. Except as set forth on Section 2.17 of the Schedule of Exceptions, since the Statement Date, there has not been to the Company’s knowledge:

(a) Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on such assets, liabilities, financial condition or operations of the Company;

(b) Any resignation or termination of any officer, key employee or group of employees of the Company;

(c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

(e) Any waiver by the Company of a valuable right or of a material debt owed to it;

(f) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g) Any labor organization activity related to the Company;

(h) Any sale, assignment, or exclusive license of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(i) Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company;

(j) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition or operations of the Company; or

(k) Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (j) above.

2.18 Title to Properties and Assets; Liens. The Company has good and marketable title to its properties and assets and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business. With respect to the property and assets it leases, the Company is in compliance with the material terms of such leases and, to its knowledge, holds a valid leasehold interest free and clear of any liens, claims or encumbrances other than to the lessors or such property of assets. All facilities, machinery, equipment, fixtures and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.

2.19 Books and Records. The minute books of the Company contain, in all material respects, complete and accurate records of all meetings and other corporate actions (including all actions by written consent) of the stockholders and the board of directors of the Company (the “Board of Directors”). The stock ledger of the Company is complete and accurate in all respects and reflect all issuances, transfers, repurchases and cancellations of capital stock of the Company.

3. Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents and warrants that:

3.1 Authorization. Such Investor has full power and authority to enter into this Agreement and the Investors’ Rights Agreement, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, (c) as limited by laws relating to the enforceability of voting agreements and arrangements, and (d) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable state or federal laws.

3.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Shares and the Warrants to be received by such Investor and the Common Stock issuable upon conversion or exercise thereof (collectively, the “Purchased Securities”) will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Purchased Securities.

3.3 Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 or the right of the Investors to rely thereon.

3.4 Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Securities.

3.5 Accredited Investor. Such Investor is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect.

3.6 Restricted Securities. Such Investor understands that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3, the Investors’ Rights Agreement and the Voting Agreement, provided and to the extent this Section 3.7 and such agreements are then applicable, and:

(a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(b)(i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act.

3.8 Legends. It is understood that the certificates evidencing the Securities may bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

4. Conditions of Investors’ Obligations at Closing. The obligations of each Investor under Section 1.1(c) are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the First Closing with the same effect as though such representations and warranties had been made on and as of the date of the First Closing.

4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the First Closing.

4.3 Board of Directors. Effective as of the First Closing, the Board of Directors will consist of five authorized directors, which directors shall be Ryan Ashton, David Spafford, Stephen Aldous, with two vacancies.

4.4 Investors’ Rights Agreement. The Investors’ Rights Agreement in the form attached hereto as Exhibit B shall have been executed and delivered by the parties thereto.

4.5 Voting Agreement. The Voting Agreement in the form attached hereto as Exhibit C shall have been executed and delivered by the parties thereto.

4.6 Restated Certificate. The Restated Certificate shall have been duly adopted by the Company by all necessary corporate action of the Board of Directors and stockholders, and shall have been duly filed with and accepted by the Secretary of State of the State of Delaware.

4.7 Secretary’s Certificate. The Company shall have delivered to the Investors a Secretary’s Certificate, executed by the Secretary of the Company, dated as of the First Closing, with respect to the Restated Certificate, the Bylaws and the resolutions of the Board of Directors and stockholders relating to the transactions contemplated hereby.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to each Investor with respect to each Closing at which such Investor purchases any Securities hereunder are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

5.1 Representations and Warranties. The representations and warranties of each Investor contained in Section 3 shall be true on and as of such Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

5.2 Payment of Purchase Price. Each Investor shall have delivered the Purchase Price specified in Section 1.1 for (i) the number of Shares set forth opposite such Investor’s name on Schedule 1 hereto, (ii) a Class A Warrant to purchase the number of Class A Warrant Shares set forth in the column designated “Number of Class A Warrant Shares” opposite such Investor’s name on Schedule 1 hereto and (iii) a Class B Warrant to purchase the number of Class B Warrant Shares set forth in the column designated “Number of Class B Warrant Shares” opposite such Investor’s name on Schedule 1 hereto.

5.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of such Closing.

5.4 Investors’ Rights Agreement. The Investors and the Company shall have entered into the Investors’ Rights Agreement in the form attached hereto as Exhibit B.

5.5 Voting Agreement. The Investors and the Company shall have entered into the Voting Agreement in the form attached hereto as Exhibit C.

6. Miscellaneous.

6.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

6.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to the Investors at the address set forth on Schedule 1 attached hereto or at such other address as the Company or the Investors may designate by 10 days advance written notice to the other parties hereto.

6.6 Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

6.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the Common Stock issuable or issued upon conversion of the then outstanding shares of Series D Preferred Stock and the exercise of the Warrants issued pursuant to this Agreement; provided, however, that no term of Section 6.14 may be amended or waived without the express prior written consent of Hitachi Chemical Co., Ltd. (“Hitachi”). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

6.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.9 Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

6.10 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

6.11 Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Investors agree that no other Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities.

6.12 Attorneys’ Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

6.13 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Investors’ part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law, or otherwise afforded to any party, shall be cumulative and not alternative.

6.14 Board Appointment. Pursuant to the Restated Certificate, Hitachi has certain rights to elect a member to the Board of Directors. Notwithstanding anything to the contrary therein, if Hitachi has not nominated a person to be a director of the Company, Hitachi may instead elect a representative to attend and participate fully in all meetings of the Board in a nonvoting observer capacity, and the Board shall give the observer copies of all minutes, notices, consents and other material that it gives to the directors. In addition, if Hitachi has not nominated a person to be a director of the Company prior to the Company’s consummation of an initial public offering, the Company agrees, at each meeting of stockholders of the Company at which directors are elected, to the extent requested by Hitachi, to cause to be nominated for election as a director of the Company a person nominated by Hitachi. In addition, to the extent Hitachi desires to appoint a director prior to a meeting of stockholders, the Company will use its reasonable best efforts to cause such person to be appointed by the existing Board of Directors of the Company, subject to compliance with applicable law and any exchange rules on which the Company’s common stock is listed. Hitachi’s rights and the Company’s obligations pursuant to this Section 6.14 shall survive all Closings and the consummation of all transactions pursuant to this Agreement.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties have executed this Series D Preferred Stock and Warrant Purchase Agreement as of the date first above written.

COMPANY:

GREAT BASIN SCIENTIFIC, INC.

By:	/s/ Ryan Ashton

Name:	Ryan Ashton

Title:	President and Chief Executive Officer

Address